CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 to the Registration Statement (Form S-3)(No. 33-80935) and related Prospectus of Network Event Theater, Inc. for the registration of 3,680,000 shares of its Common Stock, and to the incorporation by reference therein of our report dated October 17, 1996 with respect to the financial statements of Network Event Theater, Inc. included in its Transition Report (Form 10KSB) for the period ended June 30, 1996, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

New York, New York
April 3, 1997

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 to the Registration Statement (Form S-3)(No. 33-80935) and related Prospectus of Network Event Theater, Inc. for the registration of 3,680,000 shares of its Common Stock, and to the incorporation by reference therein of our report dated July 30, 1996 with respect to the financial statements of Young Adult Marketing Divisions (Operating Divisions of American Passage Media Corporation) included in Network Event Theater, Inc.'s Current Report on Form 8-K dated August 2, 1996 filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

New York, New York
April 3, 1997